UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

US HIGHLAND, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54624	26-4144571
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5930 Royal Lane, Suite E211, Dallas, TX	75230
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (918) 558-1358

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 1, 2016, US Highland, Inc., an Oklahoma corporation (the "Company") entered into that certain agreement (the "Agreement") with Mr. John D. Gibbs ("Gibbs" or the "Lender"), relating to that certain convertible promissory note, as amended, issued by the Company to Gibbs on July 23, 2013 for the principal amount of $500,000 and secured by all of the tangible and intangible assets of the Company pursuant to that certain Security Agreement, dated July 23, 2013, between the Company and the Lender (the "Note").

The Note, as amended, matures on December 31, 2016. From July 23, 2013, the issue date of the Note, until July 31, 2014, the original maturity date, the principal amount of the Note bore interest at a rate of 8%, compounded monthly, per annum. On December 31, 2015, the parties agreed that, effective as of August 31, 2014, the interest rate was increased to 12% per annum; provided, however, that it may be reduced to 8% for any period of time in which interest is paid in cash and not accrued. As of the date of this Form 8-K, the outstanding principal and accrued interest on the Note is an aggregate of $648,375.

Due to a dispute between the Company and Pine Street Investment Group, LLC, the landlord (the "Landlord") of the Company's warehouse located at 1411 N. 105th E. Avenue, Tulsa, OK 74116 (the "Warehouse") relating to outstanding rent, incurred expenses and legal fees for the aggregate of amount of $92,581, the assets of the Company stored in the warehouse are being offered for sale at a public auction to be held at 8:00 a.m. (Central Time) on March 3, 2016 at the Warehouse. The Company rents the Warehouse pursuant to that certain Lease Agreement, dated January 27, 2012, as amended.

All proceeds of the public auction will be used to pay the Company's outstanding rental obligations to the Landlord. If the auction proceeds are more than the outstanding rent, the Landlord will remit such amount to the Company. Pursuant to the Agreement, the Company has agreed to remit all auction proceeds received from the Landlord in excess of the Company's outstanding obligations under the Lease to the Lender. Any amounts received by the Lender shall be applied, first, towards accrued interest and second, towards the principal amount under the Note.

The Company still owns and maintains its intellectual property rights to engine platforms and plans to continue its development of these platforms in the power sports industry.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.:	Description:
10.1	Agreement, dated March 1, 2016, between US Highland, Inc. and John D. Gibbs

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.

Dated: March 2, 2016	By:	/s/ Kevin G. Malone
Kevin G. Malone
President
(Principal Executive Officer)